Exhibit 14.1

                         ACCELR8 TECHNOLOGY CORPORATION

    CODE OF ETHICS FOR CHIEF FINANCIAL OFFICER AND SENIOR FINANCIAL OFFICERS

INTRODUCTION:

This Code of Ethics is established pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, which requires that the Company establish a code of ethics to apply to the Company's principal executive officer and certain of the Company's senior financial officers, including but not limited to, the Company's principal financial officer, controller, principal accounting officer, or persons performing similar functions (collectively the "Officers").

The Officers should note that simply complying with Laws or following widespread business practices may not be enough to comply with this Code of Ethics. It is therefore very important that the Officers read and understand this Code of Ethics. If any Officer has a question regarding this Code of Ethics, then such Officer should contact the Company's counsel.

PURPOSE:

The purpose of this Code of Ethics is to deter wrongdoing and to promote:


     (1) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     (2) Full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company and in the Company's public communications;

     (3) Compliance with applicable governmental laws and regulations;

     (4) The prompt internal reporting of violations of this Code of Ethics to an appropriate person or persons identified in this Code of Ethics; and

     (5) Accountability for adherence to this Code of Ethics.

This Code of Ethics must be applied by the Officers in good faith and with reasonable business judgment to enable the Company to achieve its operating and financial goals within the framework of the Law.

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DEFINITIONS:

As used in this Code of Ethics:

(a) "Board" means the Board of Directors of Accelr8 Technology Corporation;

(b) "Audit Committee" means the Audit Committee of the Board of Directors of Accelr8 Technology Corporation.

(c) "Company" means Accelr8 Technology Corporation, a Colorado corporation and its successors.

(d) "Employees" means all employees of Accelr8 Technology Corporation.

(e) "Laws" means laws and rules and regulations of governmental agencies and authorities.

POLICY:

A.       Ethical Standards of Conduct

The Officers must follow the accounting rules and controls set forth by the Securities and Exchange Commission and the Public Company Accounting Oversight Board.

The Officers must also comply with the obligations set out in the Sarbanes-Oxley Act of 2002.

Each Officer shall, when required, provide full, fair, accurate, timely, and understandable disclosure in the periodic reports that the Company is required to file. Accordingly, all account books, budgets, project evaluations, expense accounts and other papers utilized in maintaining business records must accurately report the matters to which they relate.

All assets and liabilities of the Company must be carefully and properly set forth in the Company's financial records. The Company's independent auditors must be given full access to all information of the Company necessary for them to properly conduct any audit of the Company or any subsidiary or division of the Company.

No Officer shall conceal a mistake in the Company's financial reporting. All such mistakes must be fully disclosed and corrected as promptly as possible. Falsification of any Company record is strictly prohibited and will result in instant dismissal and possible criminal charges.

No Officer may request or be granted a loan or payroll advance from the Company.

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All Officers must comply with all applicable securities Laws.

The Officers must strive to apply high ethical, moral and legal principles in every aspect of their business dealings with other Employees, the public, the business community, stockholders, customers, suppliers and governmental and regulatory authorities.

All Officers must avoid any activities that would involve the Company in any practice that is not in compliance with this Code of Ethics. Any Officer who does not adhere to such standards and restrictions is acting outside the scope of his or her employment.

The Company will not excuse any violation of this Code of Ethics by an Officer even if the violation was specifically requested or directed by another Officer.

Only the Audit Committee can authorize a waiver of this Code of Ethics.

Each Officer must alert the Audit Committee, whenever an illegal, dishonest, or unethical act of another Officer is discovered or suspected by such Officer, and each Officer must alert the Corporate Compliance Officer whenever an illegal, dishonest, or unethical act of an Employee or agent of the Company is discovered or suspected. No Officer will be penalized by the Company for reporting his or her discovery of such acts or for reporting suspicions of such acts provided that such Officer is acting in good faith and is not a party to or responsible (alone or with others) for such acts. If any Officer has information, concerns, or suspicions regarding any illegal or unethical conduct, and is uncertain if a reporting responsibility has arisen, then such Officer should immediately contact Company counsel for assistance in making such determination.

Conflicts of interests are to be avoided by the Officers. A conflict of interest exists if an Officer's actions are, or influenced, directly or indirectly, by personal considerations or by actual or potential personal benefit or gain. If a conflict of interest is unavoidable it must be disclosed at the earliest opportunity. Conflicts of interests can arise with respect to financial and business interests, investments, relationships with suppliers, and the offering of prizes, samples, gifts, gratuities or incentives.

B. Administration of this Code of Ethics

This Code of Ethics shall be administered as follows:

1.  Responsibility for Administration

The Audit Committee shall be responsible for interpreting and administering this Code of Ethics. In discharging its responsibilities, the Audit Committee may engage such agents and advisors, as it shall deem necessary or desirable, including but not limited to attorneys and accountants.

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2.   Scope of this Code of Ethics

The Audit Committee shall periodically, in light of the experience of the Company, review this Code of Ethics. As it deems necessary, the Audit Committee shall make recommendations to the Board to ensure that (i) this Code of Ethics conforms to applicable Law, (ii) this Code of Ethics meets or exceeds industry standards, and (iii) any weaknesses in this Code of Ethics or any other policy of the Company revealed through monitoring, auditing, and reporting systems are eliminated or corrected.

3.   Waiver or Amendment of this Code of Ethics

The Audit Committee may grant a specific, limited waiver of any provision of this Code of Ethics if the Audit Committee determines, based on information that the Audit Committee deems credible and persuasive, that such a limited waiver is appropriate under the specific circumstances (and each fact situation will be a separate case). If the Audit Committee waives any provision of this Code of Ethics, then the Company shall make an immediate disclosure of such waiver in a manner permitted by applicable Law. This Code of Ethics may be amended only by the Board.

4.   Monitoring and Auditing

The information developed by the Company's independent auditors in performing their audit engagement on behalf of the Company, and the information developed by the Company's internal auditors in the performance of their assigned responsibilities, shall be made available to the Audit Committee as a means of monitoring compliance with this Code of Ethics.

5.   Reporting System

Any suspected violation of this Code of Ethics shall be promptly reported to the Audit Committee.

6.   Investigation of Violations

If the Company receives information regarding an alleged violation of this Code of Ethics, then the Audit Committee shall:

(1) evaluate such information as to gravity and credibility;

(2) if necessary, initiate an informal inquiry or a formal investigation with respect thereto:

(3) if appropriate, prepare a written report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter;

(4) if appropriate, make the results of such inquiry or investigation available to the public (including disciplinary action); and

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(5) if appropriate, recommend changes to this Code of Ethics that the Audit
Committee deems necessary or desirable to prevent similar violations of this Code of Ethics.

7.   Disciplinary Measures

The Audit Committee shall enforce this Code of Ethics through appropriate disciplinary actions. The Audit Committee shall determine whether violations of this Code of Ethics have occurred and, if so, shall determine the disciplinary actions to be taken against any Officer who has violated this Code of Ethics.

The disciplinary actions available to the Audit Committee include counseling, oral or written reprimands, warnings, probations or suspensions (with or without pay), demotions, reductions in salary, terminations of employment, and restitution.

The jurisdiction of the Audit Committee shall include, in addition to the Officer that violated this Code of Ethics, any other Employee involved in the wrongdoing such as (i) persons who fail to use reasonable care to detect a violation and (ii) persons who were requested to divulge information about a suspected violation of this Code of Ethics, but withheld material information regarding a suspected violation.